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                                                                    EXHIBIT 21.1


                      SUBSIDIARIES OF U.S. CAN CORPORATION


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Name                                  Place of Organization       Trade Name
----                                  ---------------------       ----------

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United States Can Company             State of Delaware, U.S.A.   U.S. Can
-----------------------------------   --------------------------  --------------
USC May Verpackungen Holding, Inc.    State of Delaware, U.S.A.   n/a
-----------------------------------   --------------------------  --------------
U.S.C. Europe N.V.                    Netherlands Antilles        n/a
-----------------------------------   --------------------------  --------------
U.S.C. Europe Netherlands B.V.        Netherlands                 n/a
-----------------------------------   --------------------------  --------------
Note: U.S.C. Europe Netherlands B.V. has nine foreign subsidiaries engaged in metal can manufacturing in Europe, and also owns 36.5% of Formametal S.A., an Argentine metal can manufacturer. USC May Verpackungen Holding, Inc. owns May Verpackungen GmbH & Co. KG and its related companies.